                                                                    EXHIBIT 11.1



                      FIRST VIRTUAL HOLDINGS INCORPORATED



                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



                                                                  YEAR ENDED
                                                                 DECEMBER 31,     NINE MONTHS ENDED
                                                                     1995         SEPTEMBER 30, 1996
                                                                 ------------     ------------------
Net loss.......................................................   (2,269,981)         (5,980,314)
Common Stock...................................................    4,170,154           4,550,681
Conversion of Redeemable Preferred Stock into Common Stock.....      361,287           1,543,663
Shares related to SAB No. 83...................................    3,610,518           2,679,813
                                                                  ----------          ----------
Shares used in computing pro forma net loss per share..........    8,141,959           8,774,157
                                                                  ==========          ==========
Pro forma net loss per share...................................       $(0.28)             $(0.68)
                                                                  ==========          ==========